   As filed with the Securities and Exchange Commission on January 6, 1999
                      Registration Statement No. 333-16533
      ------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               AFLAC INCORPORATED
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   58-1167100
         --------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

             1932 Wynnton Road, Columbus, Georgia 31999 706-323-3431
         ---------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                        AFLAC ASSOCIATE STOCK BONUS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1999
         ---------------------------------------------------------------
                            (Full Title of the Plan)

                                 DANIEL P. AMOS
                             Chief Executive Officer
                               AFLAC Incorporated
             1932 Wynnton Road, Columbus, Georgia 31999 706-323-3431
         --------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

The Securities and Exchange Commission is requested to send copies of all communication and notices to:

                             MICHAEL P. ROGAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                              Washington, DC 20005

          Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, in connection with the AFLAC Associate Stock Bonus Plan described herein.
----------------------------------------------------------------------------

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                                      ---

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
__________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  ____    _________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____



                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                Proposed
                                Maximum         Proposed
Title of                        Aggregate       Maximum
Shares            Amount        Offering        Aggregate        Amount of
to be             to be           Price         Offering       Registration
Registered     Registered(1)    Per Share         Price             Fee
----------------------------------------------------------------------------

Common Stock,   4,000,000        (2)               (2)               (2)
$.10 par value   shares
("Common Stock")


     (1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

     (2) The 4,000,000 shares included in this Registration Statement have been adjusted to reflect a 2-for-1 stock split declared on May 4, 1998 and issued on June 8, 1998. The registration fee, which was paid at the time of the filing of the Registration Statement on November 21, 1996 was calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 18, 1996.
     ------------------------------------------------------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                              AFLAC INCORPORATED
                               1932 Wynnton Road
                            Columbus, Georgia 31999

                         Telephone No. (706) 323-3431


                        AFLAC ASSOCIATE STOCK BONUS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1999


                4,000,000 Shares of Common Stock ($.10 Par Value)


o We will distribute these shares to certain associates, soliciting brokers, sales coordinators and special associates of one of our wholly-owned subsidiaries, American Family Life Assurance Company of Columbus ("AFLAC"), pursuant to the AFLAC Associate Stock Bonus Plan (the "Bonus Plan").

o We will not receive any proceeds from the distribution of these shares.

o We have not and will not pay any underwriting discounts in connection with the distribution of these shares.

o AFLAC will bear all expenses in connection with the registration and distribution of shares.

o The common stock of AFLAC Incorporated is traded on the New York Stock Exchange under the symbol "AFL", the Pacific Stock Exchange under the symbol "AFL" and the Tokyo Stock Exchange.

----------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                              January __, 1999

                                Table of Contents
                                -----------------
                                                                   Page No.
                                                                   --------


Important Information...............................................      3

Additional Information..............................................      3

Information Incorporated by Reference...............................      4

Description of the AFLAC Associate Stock Bonus Plan.................      5

          General Information.......................................      5
          Administration............................................      5
          Eligibility and Enrollment................................      6
          Contributions.............................................      7
          Charges Against Participant Accounts......................      8
          Investments...............................................     10
          Participant Accounts......................................     10
          Vesting and Distribution of Benefits; Forfeitures; Voting.     11
          Restrictions on Resale....................................     14
          Transferability...........................................     15
          Amendment and Termination.................................     15
          Mandatory Arbitration.....................................     15

Tax Consequences....................................................     16

                              IMPORTANT INFORMATION
                              ---------------------

o You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with any information that is different.

o This prospectus is not an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is illegal.

o You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                             ADDITIONAL INFORMATION
                             ----------------------

          We have filed with the Securities and Exchange Commission (the "SEC") a registration statement regarding the common shares to be distributed pursuant to the Bonus Plan. This prospectus is a summary and does not contain all the information set forth in the registration statement and its exhibits. For additional information with respect to AFLAC Incorporated and the Bonus Plan, please read the registration statement, including its exhibits.

          We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, including the registration statement, at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplication fee, by writing to the SEC's Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available on the SEC's internet site (http://www.sec.gov).

          Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. You can inspect our reports, proxy statements and other information filed with these exchanges at the offices of these exchanges. Our common stock is also listed on the Tokyo Stock Exchange.

                      INFORMATION INCORPORATED BY REFERENCE
                      -------------------------------------

          AFLAC Incorporated has previously filed the following documents with the SEC and hereby incorporates them by reference in this prospectus:

o         Our Annual Report on Form 10-K for the year ended December 31,
          1997.

o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

o All other reports we have filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1997.

o The description of the common stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the Commission for the purpose of updating such description.

          AFLAC Incorporated hereby incorporates by reference in this prospectus the following documents which will be filed with the SEC in the future. These documents will be incorporated by reference only if they are filed prior to the filing of a post-effective amendment which (a) indicates that all common stock to be distributed pursuant to the Bonus Plan has been distributed or (b) which deregisters the common stock not so distributed:

o All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

          You should consider the documents incorporated by reference herein to be modified or superseded to the extent that a statement in this prospectus, or in any other subsequently filed document which is also incorporated by reference herein, modifies or supersedes the earlier filed document. Any such statements or documents do not constitute a part of this prospectus except as modified or superseded.

          You may request a copy of these reports, at no cost, by writing or telephoning us at the following address:

               AFLAC Incorporated
               Investor Relations Department
               1932 Wynnton Road
               Columbus, Georgia 31999
               Telephone:  (800) 235-2667.

            DESCRIPTION OF THE AFLAC ASSOCIATE STOCK BONUS PLAN
            ---------------------------------------------------


General Information:
-------------------

          AFLAC's Board of Directors adopted the AFLAC Associate Stock Bonus Plan on November 20, 1967, effective as of October 1, 1967. The AFLAC Associate Stock Bonus Plan was amended and restated in its entirety on November 10, 1992, effective as of October 1, 1992. On December 28, 1998, the Board of Director's of AFLAC again amended and restated the Bonus Plan effective as of January 1, 1999. The purposes of the Bonus Plan are to provide an incentive to associates, soliciting brokers, sales coordinators and special associates of AFLAC to market AFLAC's specialized insurance policies, and to enable AFLAC to retain experienced sales and supervisory personnel. The Bonus Plan rewards these individuals for sales of AFLAC insurance policies, and encourages them to acquire and retain a proprietary interest in the success of AFLAC and AFLAC Incorporated.

          The Bonus Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

          Because this prospectus is a summary of the Bonus Plan, it may not contain all the information that may be important to you. You should therefore read the entire Bonus Plan and the related Trust agreement carefully. You may request a copy of the Bonus Plan and related Trust agreement, which we will provide without charge, by writing to the Stock Bonus Department, 1932 Wynnton Road, Columbus, Georgia 31999, or by calling the Stock Bonus Department at 1-800-99-AFLAC.


Administration:
--------------

          The Bonus Plan

          The Stock Bonus Management Committee consists of three officers designated by AFLAC's Board of Directors. To the extent permitted by law, the Stock Bonus Management Committee's decisions on all matters within the scope of its authority are final. The following persons currently serve as members of the Stock Bonus Management Committee: E. Stephen Purdom, Executive Vice President, U.S. Operations; Joseph P. Kuechenmeister, Senior Vice President, Director of Marketing; and Michael E. Bartow, Second Vice President, Financial.

          The AFLAC Board of Directors designates, and has the right to remove, the members of the Stock Bonus Management Committee. The Stock Bonus Management Committee may delegate its administrative duties and responsibilities to such persons as it selects.

          The Trust

          The assets of the Bonus Plan are held by a Trust established under the Bonus Plan. The Trust is administered by three Trustees chosen by AFLAC's Board of Directors. Trustees are chosen for four-year terms, and each is subject to removal by AFLAC's Board of Directors. The Trustees have broad powers in the management of the Trust, including authority to acquire and dispose of stock or other assets. The Trustees receive no compensation for their services as trustees. The present Trustees are:

          o    Paul S. Amos, Chairman of the Board of AFLAC Incorporated and
               AFLAC;

          o Daniel P. Amos, President and Chief Executive Officer of AFLAC Incorporated and AFLAC; and

          o Kriss Cloninger, III, Executive Vice President and Chief Financial Officer of AFLAC Incorporated and AFLAC.

          Indemnification

          Under the Bonus Plan and the Trust, AFLAC has agreed to indemnify the Trustees, the members of the Stock Bonus Management Committee and the AFLAC Board of Directors, and any other party acting at the request of AFLAC or the Stock Bonus Management Committee with respect to the Bonus Plan. This indemnification covers their liability for their acts, omissions or conduct in such capacities, except to the extent that their liability results from their own willful misconduct or gross negligence.

          Account Information

          Participants in the Bonus Plan receive quarterly reports of the balances in their accounts if they have account activity during the quarter. Upon request, Participants will also be provided with additional copies of this prospectus, Bonus Plan financial statements, copies of the Bonus Plan and related Trust agreement and other documents. AFLAC provides all necessary forms and accounting and other services required to carry out the proper administration of the Bonus Plan. You may obtain additional information about the Bonus Plan and its administrators from the Stock Bonus Department, 1932 Wynnton Road, Columbus, Georgia 31999. You may make requests by telephone by calling 1-800-99-AFLAC.


Eligibility and Enrollment:
--------------------------

          Each associate, soliciting broker and sales coordinator is eligible to participate in the Bonus Plan.

          o An associate is any person or entity associated with AFLAC pursuant to an Associate's Contract pertaining to services in the United States, its territories and possessions, and any other location or country designated by AFLAC, who is paid on a commission basis and who is actively performing sales and servicing functions for AFLAC.

          o A soliciting broker is an associate who is also providing services to AFLAC pursuant to a standardized Soliciting Broker Contract

          o A sales coordinator is an associate who is also providing services to AFLAC pursuant to a contract as a district, regional or state sales coordinator.

          o Special associates are persons or entities associated with AFLAC pursuant to a special written agreement who are engaged in the sale of insurance products for AFLAC and are paid on a commission basis. Special associates are eligible to participate in the Bonus Plan only if the written agreement between AFLAC and the special associate so provides.

          Any individual or entity who was a participant in the AFLAC Associate Stock Bonus Plan prior to January 1, 1999 shall continue to be a participant in the Bonus Plan. After January 1, 1999, any associate, soliciting broker, sales coordinator or eligible special associate shall become a participant in the Bonus Plan on the day that he or she first becomes an associate, soliciting broker, sales coordinator or special associate, unless he or she notifies AFLAC in writing that he or she does not wish to become a participant. All persons or entities who participate in the Bonus Plan are hereafter referred to as "Participants."

          The Bonus Plan shall not be deemed to constitute a contract between AFLAC and the Participant, or to be consideration, or an inducement, for the association of any Participant with AFLAC . No provision of the Bonus Plan shall be deemed to give any Participant the right to be retained or employed in association with AFLAC, or be deemed to interfere with the right of AFLAC to discharge any Participant at any time regardless of the effect which such discharge will have upon the Participant. Each Participant, for himself or herself and his or her heirs, assigns and estate, shall be deemed conclusively by his or her participation in the Bonus Plan to have agreed to and accepted the terms and conditions of the Bonus Plan. A Participant may terminate his or her participation in the Bonus Plan at any time by giving written notice to AFLAC.


Contributions:
-------------

          Contributions to the Bonus Plan, if any, are generally made out of the profits or accumulated profits of AFLAC. The Board of Directors of AFLAC may however authorize contributions from other sources. No contributions may be made by any Participant.

          We will credit contributions to a Participant's account for certain insurance policies sold by the Participant. In the case of policies made effective prior to October 1, 1992, contributions are based on premiums which are scheduled to be received by AFLAC for the first twelve months of coverage after a policy is made effective at AFLAC's home office. In the case of policies made effective on or after October 1, 1992, contributions are based on commissionable premiums which are actually collected by AFLAC during the first twelve months of a policy.

          Contributions are made only with respect to insurance policies designated as "Bonus Policies" by AFLAC. A list of those policies which are designated as Bonus Policies is included in the AFLAC Commission Structure which is distributed periodically to sales coordinators. The sales coordinators then communicate such information to associates and soliciting brokers. Participants may obtain copies of the current list from sales coordinators or the Marketing Department of AFLAC. AFLAC may, at any time and in its sole discretion, change the insurance policies to be designated as Bonus Policies.

          Currently, AFLAC will contribute the following amount with respect to Bonus Policies:

          o for associates and soliciting brokers, 3.5% of the first year premiums scheduled to be received (in the case of Bonus Policies made effective prior to October 1, 1992) or actually received (in the case of Bonus Policies made effective on or after October 1, 1992) on Bonus Policies sold by the Participant;

          o for sales coordinators, .7% of the first year premiums scheduled to be received (in the case of Bonus Policies made effective prior to October 1, 1992) or actually received (in the case of Bonus Policies made effective on or after October 1, 1992) on Bonus Policies sold by each Participant who is assigned in writing to the sales coordinator; and

          o for special associates, the amount contributed with respect to Bonus Policies sold is determined in accordance with the written agreement between the special associate and AFLAC.

          The Stock Bonus Management Committee may, at any time and in its sole discretion, change the amount to be contributed on behalf of associates, soliciting brokers and sales coordinators. All contributions to the Bonus Plan are made to the Trust. Contributions are made not later than the last business day of the month (the "Allocation Date") following the month in which the Bonus Policy is made effective at AFLAC's home office (in the case of Bonus Policies made effective prior to October 1, 1992) or in which first-year commissionable premiums are actually collected (in the case of Bonus Policies made effective on or after October 1, 1992).

          If the effective date of the Bonus Policy is prior to October 1, 1992, we will make contributions based upon the first-year premiums scheduled to be received on the Bonus Policy made effective during the month to which the Allocation Date relates. Such contributions are treated as advances by us until we actually collect all of the first-year premiums. If the effective date of the Bonus Policy is on or after October 1, 1992, we will make contributions based upon the first-year premiums actually collected by us during the month to which the Allocation Date relates.

          AFLAC bears all costs incurred in the operation of the Bonus Plan and the Trust, other than brokerage and other fees directly related to the purchase of shares of AFLAC Incorporated common stock or other permitted investments. Such brokerage and other related fees are charged against the investments prior to allocation to the Participant's accounts.


Charges Against Participant Accounts:
------------------------------------

          AFLAC may, in certain circumstances described below, make charges against Participant's accounts.

          In the event that a Bonus Policy made effective prior to October 1, 1992 lapses or is cancelled before all first-year premiums are collected by us, we will recover from the Trust and charge against the Participant's accounts an amount equal to the amount previously credited to the Participant for premiums which were not collected by us. If a lapsed or cancelled Bonus Policy made effective prior to October 1, 1992 is reinstated during the twelve months immediately following the date on which it was first made effective, we will contribute to the Plan and credit to the Participant's accounts an amount equal to the applicable percentage of first-year premiums scheduled to be received during the months which remain from the date of reinstatement to the expiration of the initial twelve-month period. A Policy will be deemed to have lapsed at the time and subject to the conditions as set forth in the Policy. We may, however, subject to the terms of each Policy, change this time and the conditions in our sole discretion.

          In the event that AFLAC, for any reason and acting in its sole discretion, determines to refund all or a part of the first-year premiums collected on a Bonus Policy, it is entitled to recover from the Trust, and there may be charged against the Participant's accounts, an amount equal to the amount previously credited to the Participant with respect to the first-year premiums which were refunded.

          To the extent that any amounts recoverable by AFLAC as a result of lapsed or cancelled Bonus Policies, refunds on such Policies or otherwise, have been distributed to a Participant and cannot be recovered by a reduction in the amount to be allocated in subsequent periods to a Participant's accounts, then the amount of such distribution creates a liability to AFLAC on the part of the Participant. This liability will be charged back as a first lien against future earned commissions on first year or renewal business written by the Participant, or will be paid to AFLAC at the demand of AFLAC.

          Subject to any applicable legal limitations, AFLAC has the right to charge against any benefits owed to a Participant under the Bonus Plan the amount of certain obligations of such Participant to AFLAC. Under the terms of the Bonus Plan, "obligations" include any indebtedness of the Participant to AFLAC including, but not limited to, any advances (including advances pursuant to the Bonus Plan), loans, unearned commissions or credits made by or from AFLAC to the Participant. In addition, AFLAC will have a lien against assets or benefits which have or may become due to such Participant under the Bonus Plan, which lien will be a first lien in favor of AFLAC as to such assets or benefits. The Bonus Plan provides that, in consideration of the right to participate in the Bonus Plan and the benefits paid under such Plan to the Participant by AFLAC, each Participant grants and assigns to AFLAC a security interest in all assets, rights and benefits which have or may become due to the Participant pursuant to the Bonus Plan.

          In the event of the insolvency of AFLAC, all assets contributed to the Trust on or after October 1, 1992, including any forfeited amount that is credited to a Participant's account on or after October 1, 1992, and income thereon then held pursuant to the Trust shall be available for satisfaction of the claims of the general creditors of AFLAC in accordance with state and federal laws. Any cash and stock dividends on assets contributed to the Trust prior to October 1, 1992 (and any contributions that are made as the result of stock splits of shares of Company Common Stock held in the Trust prior to October 1, 1992) shall not be subject to the claims of AFLAC's creditors regardless of whether such dividends or contributions occur on or after October 1, 1992. AFLAC will be considered insolvent if it is unable to pay its debts as they become due or if it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          AFLAC will not receive the benefit of or have the right to any portion of the assets of the Bonus Plan, except in the event of the insolvency of AFLAC or in the event of a forfeiture or mistaken contribution. All assets of the Bonus Plan must be held for the exclusive purpose of providing benefits to Participants.


Investments:
-----------

          It is the express intent of the Bonus Plan, and the Trust established thereunder, that contributions be invested in common stock of AFLAC Incorporated. The Trust agreement provides that, if shares of common stock of AFLAC Incorporated are not available or cannot be purchased under applicable law, the assets of the Trust may be invested in cash or cash equivalents. The Trustees may direct the Trust to acquire common stock of AFLAC Incorporated through purchases either in the public trading market or from the treasury.


Participant Accounts:
--------------------

          Each Participant will have an individual fund account and an individual shares account maintained in his or her name. We will also maintain unallocated funds and unallocated shares accounts which will contain contributions to which no Participant is initially entitled, forfeitures and other amounts recoverable by AFLAC.

          AFLAC contributions are credited to each Participant's fund account as of the Allocation Date. The balance in the Participant's fund account will then be reduced to as close to zero as possible to reflect the allocation of shares of common stock of AFLAC Incorporated to the Participant's shares account. AFLAC generally makes contributions to the Trust, and the Trust generally purchases shares of common stock of AFLAC Incorporated, either in the open market or from the treasury, several times each month. For purposes of adjusting the accounts as of the Allocation Date, the cost of shares of common stock of AFLAC Incorporated to be charged against each Participant's fund account is deemed to be the weighted average purchase price (including any brokerage and other fees directly related thereto) of all shares of common stock of AFLAC Incorporated purchased for the reporting month to which the Allocation Date relates.

          Shares of common stock of AFLAC Incorporated held as unallocated shares (as a result of forfeitures or for any other reason) which are subsequently transferred to a Participant's share account will be deemed to have been purchased at a price equal to:

          o in the case of shares of common stock of AFLAC Incorporated which were held as unallocated shares as a result of forfeiture, the closing market price on the last business day of the reporting month to which such forfeiture relates;

          o in the case of shares of common stock of AFLAC Incorporated surrendered as the result of obligations owed to AFLAC or as the result of the distribution of cash in lieu of fractional shares, the closing market price on the date of surrender; and

          o in the case of shares of common stock of AFLAC Incorporated which were held as unallocated shares as a result of any other event, the weighted average purchase price (including brokerage and other fees directly related thereto) of all shares of common stock of AFLAC Incorporated purchased for the reporting month to which the event relates.

          In the discretion of AFLAC, all cash and common stock of AFLAC Incorporated held as unallocated funds and unallocated shares may revert back to AFLAC, and become the sole property of AFLAC, subject only to AFLAC's obligation to recontribute amounts to the Bonus Plan upon a Participant's reassociation with AFLAC. AFLAC may instead decide to use unallocated funds and unallocated shares to offset all or a part of the unallocated funds and unallocated shares against its contribution obligations under the Bonus Plan, or AFLAC may request that the Bonus Plan purchase shares of common stock of AFLAC Incorporated held as unallocated shares. In the case that AFLAC chooses either alternative in the preceding sentence, the shares of common stock of AFLAC Incorporated held as unallocated shares will be valued at a price equal to:

          o in the case of shares of common stock of AFLAC Incorporated which were held as unallocated shares as a result of forfeiture, the closing market price on the last business day of the reporting month to which the forfeiture relates;

          o in the case of shares of common stock of AFLAC Incorporated surrendered as the result of obligations owed to AFLAC or as the result of the distribution of cash in lieu of fractional shares, the closing market price on the date of surrender; and

          o in the case of shares of common stock of AFLAC Incorporated which were held as unallocated shares as a result of any other event, the weighted average purchase price (including brokerage and other fees directly related thereto) of all shares of common stock of AFLAC Incorporated purchased for the reporting month to which the event relates.

          Cash and stock dividends on common stock of AFLAC Incorporated held in share accounts are allocated to such share accounts or the corresponding fund accounts. Cash and stock dividends on common stock of AFLAC Incorporated held as unallocated shares are designated as unallocated funds or unallocated shares, respectively.


Vesting and Distribution of Benefits; Forfeitures; Voting:
---------------------------------------------------------

          Vesting

          The provisions of the Bonus Plan relating to vesting, distribution and forfeiture of benefits for associates, soliciting brokers and sales associates are described below. Special associates are also subject to these provisions unless the written agreement between AFLAC and the special associate provides otherwise.

          o 25% of a Participant's interest in the Bonus Plan will vest after five years of credited service with AFLAC, and 100% will vest after ten years of credited service.

          o 100% of a Participant's interest will vest at death, retirement at age 65 or over, or upon total and permanent disability while still in service with AFLAC.

          o Any amounts related to Bonus Policies prior to the end of the calendar month in which the termination date occurs will be credited to the Participant's accounts. The accounts will then be reduced to reflect any amounts recoverable by AFLAC with respect to lapsed or cancelled policies and refunded premiums up to the last business day of the calendar month in which the termination occurred.

          o If a Participant's association with AFLAC is terminated for cause in accordance with the terms and provisions of the written contract or agreement between such Participant and AFLAC, the Participant will be entitled to receive all amounts which vested prior to the date of termination. Neither the Participant nor any person claiming on behalf of such Participant will be entitled to receive any other distribution or benefits under the Bonus Plan.

          o Service credited for purposes of vesting includes all periods for which a Participant is actively performing services for AFLAC pursuant to a written contract as an associate, soliciting broker, sales associate or special associate, subject to certain special rules and exceptions.

          o Length of service for purposes of vesting is determined by the time elapsed from commencement of service to severance from service, as determined under the Bonus Plan, in years and fractions based on the number of days with 365 days constituting a full year. If a Participant has a break in service, the period of service before the break is credited as service for purposes of vesting.

          Distributions

          o The following paragraphs describe the general timing and method of distributions of benefits under the Bonus Plan. In general, distributions will be made within 45 days after the end of each calendar quarter. We will use the closing market price on the 15th day of the month following the end of the quarter (if it is a business day) to value the shares of stock. If the 15th day of the month following the end of the quarter is not a business day, then we will use the business day immediately following the 15th day of the month.

          o Whenever the market value of the shares to be distributed to a Participant is less than $1,000, we will distribute cash to the Participant instead of shares of stock beginning with the quarter ended March 31, 1999.

          o After five years of service, the vested amount of whole shares of common stock of AFLAC Incorporated (which includes amounts allocated to his or her shares account for the third month of the calendar quarter in which the Participant vests) will be distributed to the Participant within 45 days after the end of the calendar quarter. No further distributions will be made until the Participant becomes 100% vested, through years of service or otherwise.

          o After ten years of service, the vested amount of whole shares of common stock of AFLAC Incorporated (which includes amounts allocated to his or her shares account for the third month of the calendar quarter in which the Participant vests) will be distributed to the Participant within 45 days after the end of the calendar quarter. The Participant shall thereafter be 100% vested at all times in the balances of his or her accounts. Within 45 days after the end of each calendar year until the Participant terminates his or her association with AFLAC, the Bonus Plan will distribute to the Participant the balance of the Participant's shares account as of the end of such year (including amounts allocated to the account for the twelfth month of the calendar year). Final distribution of balances of the Participant's accounts will be made within 45 days after the end of the calendar quarter in which such termination occurs.

          o If a Participant becomes 100% vested upon termination at age 65 or later, or as a result of death or total and permanent disability, the vested amounts will be distributed to the Participant or his or her estate within 45 days after the end of the calendar quarter in which the date of termination occurs. If the Participant is a corporation, partnership or other legal entity, the Stock Bonus Management Committee shall determine rights to distribution under these circumstances.

          o If the distribution is a final distribution, the Participant or his or her estate will generally receive all whole shares of common stock of AFLAC Incorporated credited to the participant's shares account, cash in lieu of any fractional shares of stock held in such account and the cash held in the Participant's fund account. If the distribution is not a final distribution, the Participant will receive only the whole shares of common stock of AFLAC Incorporated credited to his or her individual shares account.

          o In limited extraordinary circumstances, AFLAC, in its sole discretion, may accelerate the distribution of benefits to a Participant.

          o The Stock Bonus Management Committee has absolute discretion to determine the form of distribution under the Bonus Plan to a Participant or estate who is at the time of distribution an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act of 1933 ("1933 Act"), as amended. Shares of common stock of AFLAC Incorporated acquired by affiliates will be subject to certain restrictions on resale. See "Restrictions on Resale" below.

          Benefits under the Bonus Plan may, to the extent permitted by law, be applied to satisfy a Participant's obligations to AFLAC, before any benefits are distributed directly to such Participant, in which case the Trust pays such amounts directly to AFLAC. See "Additional Charges Against Participant Accounts."

          Forfeitures

          A Participant forfeits the portion of his or her accounts which are not vested upon termination of his or her association with AFLAC. However, if a Participant has a break in service of less than one year, then on the first Allocation Date occurring after the break, the Participant's individual fund account will be credited with the cash and the market value of the shares of common stock of AFLAC Incorporated held in the Participant's accounts on the last business day of the month following the month in which the Participant's termination of association previously occurred.

          Voting

          Participants become entitled to exercise rights as stockholders of AFLAC Incorporated upon distribution to them of shares of common stock of AFLAC Incorporated to which they have vested rights under the Bonus Plan. Under its listing agreement with the New York Stock Exchange, AFLAC Incorporated has agreed that the shares of common stock of AFLAC Incorporated held by the Trust shall be voted by the Trustees at all stockholders' meetings in favor of or against proposals made to stockholders in proportion to the vote of the other holders of AFLAC Incorporated's common stock.


Restrictions on Resale:
----------------------

          Shares of common stock of AFLAC Incorporated received upon distribution of Participant accounts may, in general, be resold to the public without registration or other restriction under the 1933 Act, if at the time of resale the Participant (or his or her beneficiary) is not an "affiliate" of the Company within the meaning of the 1933 Act. Such shares may not, however, be resold to the public by an "affiliate" without registration under the 1933 Act, except in compliance with the applicable requirements of Rule 144 under the 1933 Act, or pursuant to any other applicable exemption. An "affiliate" is a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company.

          Rule 144 generally requires that:

     o there be available adequate current public information about AFLAC Incorporated (which requirement is satisfied by the filing of reports under the Securities Exchange Act of 1934);

     o the amount of all issued securities sold by the affiliate during any three-month period may not exceed the greater of one percent of the outstanding shares or the average weekly reported volume of trading in common stock of AFLAC Incorporated on all national securities exchanges during the four calendar weeks preceding the filing of the required notice of proposed sale; and

     o all securities be sold in "brokers' transactions" (as defined in Rule 144).


Transferability:
---------------

          The Bonus Plan provides that, except as provided therein or as otherwise required by law, a Participant cannot assign or transfer his or her interest in the Bonus Plan. Furthermore, a Participant's interest in the Bonus Plan is not liable for or subject to his or her debts, contracts, liabilities, engagements or torts other than obligations owed to AFLAC or to the AFLAC Federal Credit Union (if the Participant secures a loan therefrom with a pledge of his or her benefits).


Amendment and Termination:
-------------------------

          AFLAC expects the Bonus Plan to be continued indefinitely. However, AFLAC has the right at any time to reduce or discontinue permanently its contributions to the Bonus Plan or to amend or terminate the Bonus Plan by action of its Board of Directors without the consent of the Trustees or Participants. Unless necessary to meet the requirements of any state or federal law or regulation, no modification or termination of the Bonus Plan may:

          o cause or permit any part of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants in the Bonus Plan (subject to the events described in "Charges Against Participant Accounts" above),

          o have the effect of revesting in or causing to inure to the benefit of AFLAC any portion of the Trust (subject to the events described in "Charges Against Participant Accounts" and "Participant Accounts" above), or

          o    operate to deprive any Participant of any vested right.

          Upon termination of the Bonus Plan, AFLAC will deliver a written notice of termination of the Plan to the Trustees and will direct the Trustees, as soon as practicable, to bring the balance of all accounts up to date after allowing for amounts necessary and proper to pay the expenses of the distribution and other expenses and liquidation costs of the Bonus Plan and Trust. Upon completion of such accounting, the Trustees shall disburse to each Participant or estate, as the case may be, the full amount then standing to his or her credit in his or her fund account and the full number of shares in his or her share account.


Mandatory Arbitration
---------------------

          Any dispute arising under the Bonus Plan, to the maximum extent permitted by applicable law, is subject to mandatory, binding arbitration pursuant to the terms of the Federal Arbitration Act. The primary arbitration terms are as follows:

          o Arbitration is the sole remedy for disputes regarding the Bonus Plan.

          o The decision of the arbitration panel shall be final and binding as among the parties.

          o    Any arbitration will be conducted in Columbus, Georgia.

          o The arbitrators may grant all relief allowable under law except for temporary restraining orders, interlocutory or preliminary injunctive relief, and punitive or exemplary damages.

          o Each party may select one arbitrator, who need not be neutral, and, if either party so requests, the Senior Judge of the Superior Court of Muscogee County, Georgia will also select a neutral third arbitrator.

          o The arbitration panel shall provide for a hearing and a majority of the arbitration panel shall render an award within 10 days of the completion of the hearing.

          o Each party will pay for the fees and expenses of its arbitrator and, if appointed, will split the fees and expenses of any neutral third arbitrator.

          o The prevailing party in the arbitration shall be entitled to recover its costs and attorneys' fees from the other party.

                                TAX CONSEQUENCES
                                ----------------

          The Bonus Plan is not eligible for treatment as a "qualified" employee pension, profit sharing or stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), because the Bonus Plan covers associates who are independent contractors. Under section 83 of the Code and the Treasury regulations thereunder, the value of the common stock of AFLAC Incorporated is includible in the gross income of a Participant when his or her ownership interest in the common stock becomes substantially vested. Shares of common stock of AFLAC Incorporated received by a Participant will have a tax basis in his or her hands for computing future gain or loss equal to the amount includible in his or her gross income attributable to such shares. Under sections 404(d) and/or 83(h) of the Code and the Treasury regulations thereunder, AFLAC generally receives deductions with respect to the common stock of AFLAC Incorporated at the time it is includible in the gross income of a Participant.

          Different rules may apply in the case of any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

          The above is a summary only. Please refer to the Code and its regulations for a complete statement of the relevant provisions. We urge you to consult with your tax advisor regarding the consequences to you under federal, state, local, and other law of participation in the Bonus Plan.

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses in connection with distribution of the securities being registered, are as follows:

               SEC registration fee                     $     none
               Legal fees and expenses                    7,500.00
               Accounting fees and expenses               3,750.00
               Printing, Postage and Miscellaneous       30,000.00
                                                        ----------

               Total                                    $41,250.00


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Georgia Business Corporation Code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.

          The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.  EXHIBITS

          The following exhibits are filed with this registration statement:

            Exhibit No.
           (per Exhibit
              Table in
            Item 601 of
          Regulation S-K)     Description of Exhibit
          - ---------------   ----------------------

               5.1            Opinion of Joey M. Loudermilk, Esq.

               15             Letter of KPMG LLP Re:  Unaudited
                              Interim Financial Information

               23.1 Consent of Joey M. Loudermilk, Esq. (included in Exhibit 5.1)

               23.2           Consent of KPMG LLP

               99 AFLAC Associate Stock Bonus Plan and Related Trust Agreement as of January 1, 1999


Item 17.  UNDERTAKINGS

     a.   RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b.   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT REPORTS BY
REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     c. REQUEST FOR ACCELERATION OF THE EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on January 6, 1999.


                                    AFLAC INCORPORATED



Dated  January 6, 1999             By:  /s/ Daniel P. Amos
      ------------------------        --------------------------------------
                                       Daniel P. Amos
                                       Chief Executive Officer



Dated  January 6, 1999             By:  /s/ Kriss Cloninger, III
      ------------------------        --------------------------------------
                                       Kriss Cloninger, III
                                       Executive Vice-President,
                                       Chief Financial Officer and Treasurer



Dated  January 6, 1999             By:  /s/ Norman P. Foster
      ------------------------        --------------------------------------
                                      Norman P. Foster
                                      Executive Vice-President,
                                      Corporate Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

 /s/ Daniel P. Amos           Chief Executive              January 6, 1999
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


 /s/ Paul S. Amos             Chairman of                  January 6, 1999
-------------------------       the Board                 -----------------
Paul S. Amos


                              Director
-------------------------                                 -----------------
J. Shelby Amos


 /s/ Michael H. Armacost      Director                     January 6, 1999
-------------------------                                 -----------------
Michael H. Armacost


 /s/ M. Delmar Edwards        Director                     January 6, 1999
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


 /s/ George W. Ford, Jr.      Director                     January 6, 1999
------------------------------                            -----------------
George W. Ford, Jr.


 /s/ Joe Frank Harris         Director                     January 6, 1999
-------------------------                                 -----------------
Joe Frank Harris


 /s/ Elizabeth J. Hudson      Director                     January 6, 1999
-------------------------                                 -----------------
Elizabeth J. Hudson



 /s/ Kenneth S. Janke, Sr.    Director                     January 6, 1999
-------------------------                                 -----------------
Kenneth S. Janke, Sr.


 /s/ Charles B. Knapp         Director                     January 6, 1999
-------------------------                                 -----------------
Charles B. Knapp

                              Director
-------------------------                                 -----------------
Hisao Kobayashi


 /s/ Yoshiki Otake            Director                     January 6, 1999
-------------------------                                 -----------------
Yoshiki Otake


 /s/ E. Stephen Purdom        Director                     January 6, 1999
-------------------------                                 -----------------
E. Stephen Purdom


 /s/ Barbara K. Rimer         Director                     January 6, 1999
-------------------------                                 -----------------
Barbara K. Rimer


 /s/ Henry C. Schwob          Director                     January 6, 1999
-------------------------                                 -----------------
Henry C. Schwob


                              Director
-------------------------                                 -----------------
J. Kyle Spencer


 /s/ Glenn Vaughn, Jr.        Director                     January 6, 1999
-------------------------                                 -----------------
Glenn Vaughn, Jr.

                                  EXHIBIT INDEX
                                  -------------

NUMBER         DESCRIPTION
------         -----------

5.1            Opinion of Joey M. Loudermilk, Esq.

15             Letter of KPMG LLP
               Re: Unaudited Interim Financial Information

23.1           Consent of Joey M. Loudermilk, Esq. (included in Exhibit 5.1)

23.2           Consent of KPMG LLP

99 AFLAC Associate Stock Bonus Plan and Related Trust Agreement as of January 1, 1999